EXHIBIT 99.1

Fellow Shareholders:

As the CEO of Jacksam/Convectium I would like to take this opportunity to provide you with an update on the Company as well as a brief overview of our overall growth strategy. Since taking the helm of Jacksam/Convectium, our industry has experienced some extraordinary growth as cannabis providers came to realize that consumer demand had shifted dramatically away from leaf based products in favor of oil based solutions. This fundamental shift has resulted in an extremely robust market environment for our products. Another important development in our industry was the recent passing of the Farm Bill, which rescheduled the legal status of CBD causing sales of those products to skyrocket. Jacksam/Convectium has responded to this shifting landscape by making some key changes to maximize our success during this explosive growth phase which I have outlined below.

Staffing/Personnel

We made key additions to our management team in 2018 including the hiring of Mike Sakala as CFO and Brett Macker as VP Operations. Mike has extensive financial management experience including CFO of Copper Rock LLC and time at E&Y. Brett brings extensive experience in the procurement/logistics industry including managing his own firm, Integrated Logistics. As a service company we know that customer service is paramount so we have been adding selectively to our customer service/sales teams.

Equipment Line Update

The workhouse in Convectium’s fleet - our Shark automated filling machine is on its eighth engineering version and has proven to be an extremely reliable product. Many of the changes to our equipment have been the result of direct customer feedback and we believe we now have the most user-friendly equipment in the industry. We are also developing a new US manufactured line with advanced electronics and full UL certification.

Quality Control

Our industry, and particularly the business of our customers is heavily regulated therefore we have made key steps to insure the quality/compliance of our products such by implementing a stringent quality control process at our suppliers and diversifying our vendor base. These changes have paid great dividends as evidenced by recent 3rd party testing of our cartridges, which passed key heavy metal contamination standards.

Public Company Transaction Completed

I am pleased to report that via the completion of an RTO merger in the fourth quarter of 2018, Jacksam/Convectium is now a publicly traded company.

At Jacksam/Convectium, we like to think that we are much more than just a cannabis oil cartridge filling/capping equipment provider - but serve a much more important role in this growing industry by providing comprehensive filling solutions to our customers.

When you get a minute, please take a look at the corporate video on our home page (www.convectium.com) which captures the essence of this business mantra while telling the story of where we look to take Convectium over the next few years.

I would like to thank you personally for your investment in Jacksam/Convectium. Your investment has been a key contribution for helping us grow the Company and positioning us for future success. If you are planning to visit the Southern California area in the future please let us know and we can make some arrangements for you to visit our headquarters, meet our team and get a firsthand look at our phenomenal products.

In closing, I want to let you know that we are committed to growing our business as quickly and as efficiently as possible. This industry is evolving rapidly and we are now very well positioned to provide our customers with the cutting edge cartridge filling/packaging solutions they need to grow their businesses, which will in turn maximize our success.

Regards,

Mark Adams

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Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Contact:

Clay Chase/Torrey Hills Capital

858 456-7300

cc@sdthc.com

Convectium Contact:

Mark Adams CEO

617 877-6740

mark@convectium.com

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